UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2006

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Technology, # 105 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 673-1907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 27, 2006 the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with Clarient, Inc., a Delaware corporation (“Clarient”), pursuant to which the Company borrowed $250,000 from Clarient to be used for working capital purposes. The loan bears interest at an annual rate of 8% and is secured by a lien on the Company’s accounts receivable, inventory, software and intellectual property. The loan matures on the earlier of May 30, 2006 and the occurrence of an “Extraordinary Corporate Transaction” (which consists of certain extraordinary transactions involving the Company’s assets or securities), and is subject to acceleration by Clarient following and during the continuation of an event of default. The loan was provided in connection with certain exploratory strategic discussions between the parties but there is no assurance that any such discussions will be consummated.

The foregoing as a summary is qualified in its entirety by reference to the copy of the Loan Agreement which is attached to this Form 8-K and is incorporated herein by reference. The Company disclaims any obligation to update any forward-looking information set forth in this Form 8-K.

Item 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION.

On February 27, 2006 the Company entered into a Loan and Security Agreement with Clarient as described in Item 1.01.

Item 9.01. - FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

99.1	Loan and Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: March 3, 2006	By:	/s/ BARRY HALL
___________________________ Barry Hall
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Loan and Security Agreement